Independent Accountants' Consent



The Board of Directors
Chugach Electric Association, Inc.


We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.


                                  /s/ KPMG LLP


Anchorage, Alaska
April 10, 2001